EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
               1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           ---------------------------


                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                   SUMMIT BANK
               (Exact name of trustee as specified in its charter)

                                   New Jersey
                        (Jurisdiction of incorporation or
                    organization if not a U.S. national bank)

                                   22-0834947
                      (I.R.S. Employer Identification No.)

                                 210 Main Street
                          Hackensack, New Jersey 07601
                    (Address of principal executive offices)

                          Joseph Ludes, Vice President
                                   Summit Bank
                                 210 Main Street
                          Hackensack, New Jersey 07601
                                 (201) 646-5192
            (Name, address and telephone number of agent for service)

                                   HUBCO, INC.
               (Exact name of obligor as specified in its charter)

                                   New Jersey
                          (State or other jurisdiction
                        of incorporation or organization)

                                   22-2405746
                      (I.R.S. Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                           8.20% EXCHANGE SUBORDINATED
                               DEBENTURES DUE 2006
                       (Title of the indenture securities)

1.       General Information.


Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

Name                                                       Address

Federal Reserve Bank (2nd District)                        New York, NY
Federal Deposit Insurance Corporation                      Washington, D.C.
New Jersey Department of Banking                           Trenton, New Jersey.

         (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None (see Note on page 6).

3.       Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the trustee:


As of September 30, 1996
----------------------------------------------------------------------------
Col. A                                      Col. B
----------------------------------------------------------------------------

Title of Class                                  Amount Outstanding

Summit Bancorp Common Stock                      91,627,998 shares

Summit Bancorp Series B Preferred Stock             600,166 shares

Summit Bancorp Series C Preferred Stock             504,481 shares
---------------------------------------------------------------------------


4.       Trusteeships under Other Indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         7.75% Subordinated Debentures due 2004

5. Interlocking Directorates and Similar Relationships With the obligor or Underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not applicable - see answer to item 13.

6.       Voting Securities of the Trustee Owned by the Obligor or its Officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

         Not applicable - see answer to item 13.

7.       Voting   Securities   of   the   Trustee Owned by Underwriters or their
         officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

         Not applicable - see answer to item 13.

8.       Securities of the Obligor Owned or Held by the Trustee.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

         Not applicable - see answer to item 13.

9.       Securities or Underwriters Owned or Held by the Trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

         Not applicable - see answer to item 13.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

         Not applicable - see answer to item 13.

11. Ownership or Holdings by the Trustee of any Securities of a Person owning 50 Percent or More of the Voting Securities of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

         Not applicable - see answer to item 13.

12.      Indebtedness of the Obligor to the Trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

         Not applicable - see answer to item 13.

13.      Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under the indenture. Explain the nature of any such default.

         None.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         None.

14.      Affiliation with the Underwriters.

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not applicable - see answer to item 13.

15.      Foreign Trustee.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable.

16.      List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility and Qualification.

Exhibit 1 - Copy of Articles of Association of the Trustee as now in effect.

Exhibit 2 - Copy of existing By-Laws of the Trustee as now in effect.

Exhibit 3 - The consent of the Trustee required by Section 321(b) of the Act.

Exhibit 4 - Copy of the latest report of Condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.



------------------

* Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibits TIA(i) and TIA(ii) File No.
285667).

                                      NOTE

         The Trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtained by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Summit Bank, a corporation organized and existing under the laws of the State of New Jersey, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hackensack and State of New Jersey on the 4th day of October, 1996.

                                                  SUMMIT BANK



                                                  By:/s/ DONNA J. FLANAGAN
                                                  ------------------------
                                                  Donna J. Flanagan
                                                  Vice President

                      EXHIBIT 1 TO FORM T-1 OF SUMMIT BANK

                                Restated 7/15/94
                             As amended thru 7/12/96


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   SUMMIT BANK
                 (formerly United Jersey Bank/Commercial Trust)


         First.   The name by which the Bank shall be known is Summit Bank.

         Second. The principal office of the Bank is to be located at 210 Main Street, in the Town of Hackensack, Bergen County, New Jersey.

         Third. The Bank shall have the power to transact the business of banking in all its branches and, to that end, shall have and may exercise all those powers authorized to be exercised by banks under the provisions of The New Jersey Banking Act of 1948 as presently enacted, and as from time to time amended and supplemented, and any successor act thereto (hereafter "The Banking Act of 1948"), and all those powers which are presently, or in the future may be authorized by law to be exercised by banks, including the agency and fiduciary powers granted banks under Section 28 of The Banking Act of 1948, or any successor provision thereto, and including, but not limited to the powers:

         1. To act as the fiscal or transfer agent of any state, municipality, body politic or corporation and in such capacity to receive and disburse money;

         2. To transfer, register and countersign certificates of stock, bonds or other evidences of indebtedness, and to act as agent of any corporation, foreign or domestic, for any purpose now or hereafter required by statute or otherwise;

         3. To receive deposits of trust moneys, securities and other personal property from any person or corporation, and to loan money on real or personal securities;

         4. To lease, hold, purchase and convey any and all real property necessary for or convenient in the transaction of its business, or which the purposes of the bank may require, or which it shall acquire in satisfaction or partial satisfaction of debts due the bank under sales, judgments or mortgages, or in settlement or partial settlement of debts due the bank by any of its debtors;

         5. To act as trustee under any mortgage or bond issued by any municipality, body politic or corporation, and to accept and execute any other municipal or corporate trust not inconsistent with the laws of this State;

         6. To accept trusts from and execute trusts for married women in respect to their separate property, and to be their agent in the management of such property, or to transact any business in relation thereto;

         7. To act, under the order or appointment of any court of record, as guardian, receiver or trustee of the estate of any minor, and as depository of any moneys paid into court, whether for the benefit of any such minor or other person, corporation or party;

         8. To take, accept and execute any and all such legal trusts, duties and powers in regard to the holding, management and disposition of any estate, real or personal, and the rents and profits thereof, or the sale thereof, as may be granted or confided to it by any court of record, or by any person, corporation, municipal or other authority;

         9. To take, accept and execute any and all such trusts and powers of whatever nature or description as may be conferred upon or intrusted or committed to it by any person or persons, or any body politic, corporation or other authority, by grant, assignment, transfer, devise, bequest or otherwise, or which may be intrusted or committed or transferred to it or vested in it by order of any court of record, or any surrogate, and to receive and take and hold any property or estate, real or personal, which may be the subject of any such trust;

         10. To purchase, invest in, and sell stocks, promissory notes, bills of exchange, bonds and mortgages and other securities; and when moneys or securities for moneys are borrowed or received on deposit, or for investment, the bonds or obligations of the bank may be given therefor;

         11. To be appointed and to accept the appointment of assignee or trustee, under any assignment for the benefit of creditors of any debtor, made pursuant to any statute or otherwise;

         12. To act under the order of appointment of the court of chancery or otherwise as receiver or trustee of the estate or property of any person, firm, association or corporation;

         13. To be appointed and to accept the appointment of executor of or trustee under the last will and testament or administrator, with or without the will annexed, of the estate of any deceased person, and to be appointed and to act as the committee of the estates of lunatics, idiots, persons of unsound mind and habitual drunkards;

         14. To exercise the powers conferred on and to carry on the business of a safe deposit company and to examine and guarantee title to land;

         15. To collect coupons on, or interest upon all manner of securities when authorized so to do by the parties depositing the same;

         16. To receive and manage any sinking fund of any corporation, upon such terms as may be agreed upon between said corporation and those dealing with it;

         17. Generally to execute trusts of every description not inconsistent with the laws of this State or of the United States;

         18. To receive money on deposit to be subject to check or to be repaid in such manner and on such terms, and with or without interest, as may be agreed upon by the depositor and the bank;

         19. To accept for payment at a future date drafts drawn upon it by its customers and to issue letters of credit authorizing the holders thereof to draw drafts upon it or its correspondents at sight or on time;

         20. To conduct business in other states and in foreign countries and to have one or more offices out of this state and to hold, purchase, mortgage and convey real and personal property out of the State of New Jersey.

         21. To discount bills, notes and other evidences of debt, to buy, sell and lend upon promissory notes and other evidences of debt, bankers acceptances, and foreign and inland bills of exchange; and

         Fourth. The total number of shares of capital stock authorized and which may be issued by the Bank is Forty Five Million Two Hundred Fifty Thousand (45,250,000) shares, of which Forty Five Million (45,000,000) shares of Five Dollars ($5.00) par value each shall be designated as Common Stock, and of which Two Hundred Fifty Thousand (250,000) shares of Fifty Dollars ($50.00) par value each shall be designated as Preferred Stock. All or any part of such authorized Common Stock and Preferred Stock may be issued by the Bank from time to time and for such consideration as may be determined upon and fixed by the Board of Directors as provided by law. [Amended 7/12/96]

         No holder of shares of Common Stock or Preferred Stock of the Bank shall be entitled, as such, as a matter of preemptive or preferential right, to subscribe for or purchase any part of any new or additional issue of shares of Common Stock or Preferred Stock, or any treasury shares of Common Stock or Preferred Stock, or of securities of the Bank or of any subsidiary of the Bank convertible into or exchangeable for, or carrying rights or options to purchase or subscribe to, or both, shares of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise, nor be entitled to any right of subscription to any such shares other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

         The Bank, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the stockholders.

         The Board of Directors of the Bank is, pursuant to The Banking Act of 1948, authorized to amend this Restated Certificate of Incorporation of the Bank so as (a) to divide the authorized shares of Preferred Stock of the Bank into series within such class, (b) to determine the designation and the number of shares of any such series, (c) to determine the relative voting, dividend, conversion, redemption, liquidation and other rights, preferences and limitations of the authorized shares of Preferred Stock of the Bank, and (d) to increase or decrease the capital stock of the Bank.

         A series of Preferred Stock of the Bank, consisting of 250,000 shares, is hereby created and designated as "Series A Preferred Stock" (the "Series A Preferred Stock") which series of Preferred Stock shall have a par value of $50 per share, shall not at any time be used as collateral for any loan made by the Bank and shall have the following rights and preferences:

                  (a)      Dividends.

                                    (1)  Dividends  shall  accrue  daily  on the
                           shares of this Series A for each dividend payment period at the following rates: (i) for (X) the dividend payment period at the following rates: (i) for the dividend payment period from the date of their original issuance to and including January 31, 1984 and (Y) the quarterly dividend payment period February 1, 1984 to and including April 30, 1984, at the rate of 11-1/2% per annum, and (ii) for each quarterly dividend payment period thereafter, commencing on May 1, August 1, November 1, or February 1, as the case may be, of each year and ending on and including the day next preceding the first day of the next such quarterly dividend payment period (a "Quarterly Dividend Period"), at the Applicable Rate (as defined in paragraph (2) of this Section (a)) from time to time in effect for each such Quarterly Dividend Period. Such dividends, calculated as a percentage of par value, shall accrue from the date of original issuance of such shares, shall be payable in arrears, when, as and if declared by the Board of Directors, on the first day of February, May, August and November of each year, commencing February 1, 1984 and shall not be cumulative. Each such dividend shall be paid to the holders of record of shares of this Series A as they appear on the books of the Bank on such record dates, not exceeding 30 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Bank or by a duly authorized committee thereof.

                                    (2)  Except  as   provided   below  in  this
                           paragraph, the "Applicable Rate" for any Quarterly Dividend Period shall be 1.50% less than the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) as determined in advance for such Quarterly Dividend Period. In the event that the Bank determines in good faith that for any reason one or more of such rates cannot be determined for any Quarterly Dividend Period, then the Applicable Rate for such Quarterly Dividend Period shall be 1.50% less than the highest of whichever of such rates can be so determined. In the event that the Bank determines in good faith that none of such rates can be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding dividend payment period shall continue for such Quarterly Dividend Period. Notwithstanding the foregoing, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than 6% per annum nor greater than 11 % per annum.

                                    (3)  Except  as   provided   below  in  this
                           paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates for three-month U.S. Treasury bills, as published weekly by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") during the period of fourteen calendar days (a "Calendar Period") immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the commencement of the Quarterly Dividend Period for which the dividend rate on this Series A is being determined (or the one weekly per annum market discount rate, if only one such rate shall be so published during such Calendar Period). In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates for three-month U.S. Treasury bills as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Bank (or the one weekly per annum market discount rate, if only one such rate shall be so published during such Calendar Period). In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any
                           Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Bank (or the one weekly per annum market discount rate, if only one such rate shall be so published during such Calendar Period). In the event that the Bank determines in good faith that for any reason no such U.S. Treasury bill rates were published as provided above during such Calendar Period, then the Treasury Bill Rate for such Quarterly Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Bank by at least three recognized dealers in the U.S. Government securities selected by the Bank. In the event that the Bank determines in good faith that for any reason the Bank cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Bank by at least three recognized dealers in U.S. Government securities selected by the Bank.

                                    (4)  Except  as   provided   below  in  this
                           paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the commencement of the Quarterly Dividend Period for which the dividend rate on this Series A is being determined (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be so published during such Calendar Period). In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Bank (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be so published during such Calendar Period). In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Bank (or the one weekly per annum average yield to maturity, if only one such yield shall be so published during such Calendar Period). In the event that the Bank determines in good faith that for any reason the Bank cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Bank by at least three recognized dealers in U.S. Government securities selected by the Bank.

                                    (5) Except as  provided  in this  paragraph,
                           the "Thirty Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of January, April, July or October, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on this Series A is being determined (or the one weekly per annum Thirty Year Average Yield, if only one such
                           Yield shall be so published during such Calendar Period). In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year
                           Average Yields, as published weekly during such Calendar Period by any Federal Reserve Bank or by and U.S. Government department or agency selected by the Bank (or the one weekly per annum Thirty Year Average yield, if any one such yield shall be so published during such Calendar Period). In the event that a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any
                           Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Bank (or the one weekly per annum average yield to maturity, if only one such yield shall be so published during such Calendar Period). In the event that the Bank determines in good faith that for any reason the Bank cannot determine the Thirty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Quarterly Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Bank by at least three recognized dealers in U.S. Government securities selected by the Bank.

                                   (6) The  Treasury  Bill  Rate,  the Ten  Year
                           Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

                                    (7)  The  amount  of  dividends   per  share
                           payable for each dividend period shall be computed by dividing the Applicable Rate for such dividend period by four and applying such rate against the $50 par value per share of the shares of this Series A, rounding to the nearest cent. The amount of dividends payable for the dividend payment period from the date of original issue to and including January 31, 1984 or any period shorter than a full dividend payment period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

                                    (8) The Applicable Rate with respect to each
                           Quarterly Dividend Period will be calculated as promptly as practicable by the Bank according to the appropriate method described herein.

                                    (9) For  purposes  of  this Section (a), the
                           term

                                            (i) "Special  Securities" shall mean
                                    securities  which can,  at the option of the
                                    holder,  be  surrendered  at face  value  in
                                    payment of any  federal  estate tax or which
                                    provide  tax  benefits to the holder and are
                                    priced to reflect such tax benefits or which
                                    were   originally   issued   at  a  deep  or
                                    substantial discount;

                                            (ii) "Ten Year Average  Yield" shall
                                   mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                                            (iii)  "Thirty Year  Average  Yield"
                                    shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 30 years).

                                    (10) No dividends  shall be declared or paid
                           or set apart for payment on any series of Preferred Stock or any class of capital stock of the Bank ranking, as to dividends, on a parity with or junior to this Series A for any period unless dividends which have accrued during the current Quarterly Dividend Period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on this Series A for all past dividends accrued during the then-current Quarterly Dividend Period. When full dividends for the then-current Quarterly Dividend Period are not paid or provided for, as aforesaid, upon the shares of this Series A and any other series of Preferred Stock and any other class of capital stock of the Bank ranking, as to dividends, on a parity with this Series A (herein referred to as "Dividend Parity Stock"), all dividends declared upon shares of this Series A and any other Dividend Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series A and all other Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series A and such other Dividend Parity Stock bear to each other. Holders of shares of this Series A shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of dividends accrued and payable during the then-current Quarterly Dividend Period, as herein provided, on this Series
                           A. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on this Series A which may be in arrears.

                                    (11) So long as any shares of this  Series A
                           are outstanding, no dividend, other than a dividend in Common Stock or in any other stock of the Bank ranking junior to this Series A as to dividends and upon liquidation and other than as provided in paragraph (10) of this Section (a), shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock or upon any other stock of the Bank ranking junior to or on a parity with this Series A as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Bank ranking junior to or on a parity with this Series A as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Bank or any subsidiary thereof (except by conversion into or exchange for stock of the Bank ranking junior to this Series A as to dividends and upon liquidation) unless, in each case, full dividends on all outstanding shares of this Series A shall have been paid for the present Quarterly Dividend Period.

                  (b)      Redemption.

                                    (1) The shares of this Series A shall not be
                           redeemable prior to May 1, 1988. On and after May 1, 1988, the Bank, at its option, may redeem shares of this Series A, as a whole or in part, upon not less than 30 nor more than 60 days' notice by mail, at a redemption price of $50 per share, plus all unpaid dividends accrued thereon during the then-current
                           Quarterly Dividend Period to the date fixed for redemption.
                                    (2) In the  event  that  fewer  than all the
                           outstanding shares of this Series A are to be redeemed as permitted by this Section (b), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors to conform to any rule or regulation of any stock exchange upon which the shares of this Series A may at the time be listed.

                                    (3)  Notice of any  redemption  of shares of
                           this Series A, specifying the date fixed for redemption (herein referred to as the "Redemption Date") and place of redemption, shall be given by first class mail mailed to each holder of record of the shares to be redeemed, at his address of record, not more than 60 nor less than 30 days prior to the Redemption Date; if less than all the shares owned by such shareholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed.

                                    (4) Notice of  redemption  of shares of this
                           Series A having been given as  provided in  paragraph
                           (3) of this Section (b), unless default be made in the payment in full of the redemption price and all dividends accrued during the then-current Quarterly Dividend Period, as of the Redemption Date, dividends on the shares called for redemption shall cease to accrue at the Redemption Date, and all rights of the holders of such shares as shareholders of the Bank by reason of the ownership of such shares shall cease on the Redemption Date, except the right to receive the amount payable upon redemption of such shares, without interest thereon, on presentation and surrender of the respective certificates representing such shares, and such shares shall not after the Redemption Date be deemed to be outstanding. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                                   (5) Any shares of this Series A are not subject or entitled to the benefit of a sinking fund.

                  (c) Conversion or Exchange. The holders of shares of this Series A shall not have any rights to convert such shares into or exchange such shares for shares of Common Stock of the Bank or any other stock of the Bank.

                  (d)              Preemptive  Rights.  Shares of this  Series A
                           are not entitled to any preemptive rights.

                  (e) Voting. Except as required by law, the shares of this Series A shall not have any voting powers, either general or special, except as provided in the following paragraphs (1) and (2):

                                    (1)  Unless  the  vote  or  consent  of  the
                           holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of this Series A at the time outstanding given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, on which matter the holders of the shares of this Series A shall vote together as a separate class, shall be necessary to authorize, effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation of the Bank or of any certificate amendatory or supplemental thereto which amendment, alteration or repeal would, if effected, adversely affect the preferences, rights, powers or privileges of this Series A other than any such amendment or alteration subject to paragraph (2) of this section
                           (e).

                                    (2)  Unless  the  vote  or  consent  of  the
                           holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the shares of this Series A and all other series of Preferred Stock ranking on a parity with this Series A either as to the dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, on which matter the holders of shares of this Series A and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary to issue, authorize or increase the authorized amount of any class of capital stock of the Bank or series of Preferred Stock ranking prior to the shares of this Series A as to dividends or upon liquidation or the creation or authorization of any obligation or security convertible into or evidencing the right to purchase any such shares.

                  (f)      Liquidation Rights.

                                    (1) Upon  the  dissolution,  liquidation  or
                           winding up of the Bank, the holders of the shares of this Series A shall be entitled to receive out of the assets of the Bank, before any payment or distribution shall be made on the Common Stock or on any other stock of the Bank ranking junior to this Series A upon liquidation, the amount of $50 per share, plus a sum equal to all dividends accrued on such shares during the then-current Quarterly Dividend Period (whether or not earned or declared) and unpaid to the date of final distribution. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Bank shall not be deemed a dissolution, liquidation or winding up of the Bank for the purposes of this Section (f), nor shall the merger or consolidation of the Bank into or with any other corporation or association or the merger or consolidation of any other corporation nor association into or with the Bank, be deemed to be a dissolution, liquidation or winding up for the purposes of this Section (f).

                                    (2) After the  payment  in cash (in New York
                           Clearing House funds or its equivalent) to the holders of the shares of this Series A of the full preferential amounts for the shares of this Series A, the holders of this Series A as such shall have no right or claim to any of the remaining assets of the Bank.

                                    (3) In the  event  the  assets  of the  Bank
                           available for distribution to the holders of shares of this Series A upon any dissolution, liquidation or winding up of the Bank, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (f), no distribution shall be made on account of any shares of any other series of Preferred Stock or any other class of stock of the Bank ranking on a parity with the shares of this Series A upon such dissolution, liquidation or winding up unless proportionate amounts shall be paid on account of the shares of these Series A, ratably, in proportion to the full amounts to which holders of all such shares which are on a parity with the shares of this Series A are respectively entitled upon such dissolution, liquidation or winding up.

                                    (4) Upon  the  dissolution,  liquidation  or
                           winding up of the Bank, the holders of shares of this Series A then outstanding shall be entitled to be paid out of the assets of the Bank available for distribution to its shareholders all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (f) before any payment shall be made to the holders of any series of Preferred Stock or any class of stock of the Bank ranking junior to this Series A upon liquidation.

                  (g)              For purposes of this amendment,  any stock of
                           any series or class of the Bank shall be deemed to rank:

                                    (1) prior to the shares of this Series A, as
                           to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Bank, as the case may be, in preference or priority to the holders of shares of this Series A;

                                    (2) on a parity  with  shares of this Series
                           A, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series A, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Bank, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series A; and

                                    (3) junior to shares of this Series A, as to
                           dividends or upon liquidation, if such stock shall be Common Stock or if the holders of shares of this Series A shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Bank, as the case may be, in preference or priority to the holders of shares of such series or class.

                  Fifth. The number of directors of the bank shall be not less than five and not more than twenty-five, as shown from time to time be fixed by the Board of Directors. The Board of Directors may, between annual meetings, increase the number of directors by not more than two, and may appoint persons to fill the vacancies so created subject to the limitation, however, that there shall not be at any time more directors than authorized by Section 101 of the Banking Act of 1948, or any successor provision thereto.

                  Six. The persons who will serve as directors until the next annual meeting of stockholder are:

                           1.       Robert L. Boyle
                                    7 Orchard Lane
                                    Rumson, New Jersey 07760

                           2.       John G. Collins
                                    30 Spruce Lane
                                    Colts Neck, New Jersey 07722

                           3.       T.J. Dermot Dunphy
                                    Belcher Lane
                                    PO Box 669
                                    Far Hills, New Jersey 07931

                           4.       Elinor J. Ferdon
                                    Litchfield Way
                                    PO Box 255
                                    Alpine, New Jersey 07620

                           5.       Francis J. Mertz
                                    167 Stanie Brae Drive
                                    Watchung, New Jersey 07060

                           6.       Henry S. Patterson II
                                    46 Westcott Road
                                    Princeton, New Jersey 08540

                           7.       T. Joseph Semrod
                                    926 Lawrenceville Road
                                    Princeton, New Jersey 08540

                           8.       Raymond Silverstein, CPA
                                    1820 Rittenhouse Square
                                     Philadelphia, Pennsylvania 19101

                           9.       Joseph M. Tabak
                                    South Adelaide Avenue
                                    Penthouse F
                                    Highland Park, New Jersey 08904

                  Seventh. The Board of Directors of the bank shall have the power to make, alter and repeal by-laws in the manner and to the extent permitted by the Banking Act of 1948.

                  Eighth. The Board of Directors shall have power to pay dividends from time to time in whole or in part in stock, without approval or ratification of the stockholders, in the manner provided by and subject to the limitations contained in Section 52 of The Banking Act of 1948, or any successor provision thereto.

                  Ninth. The Board of Directors shall have the power to adopt, maintain, rescind, alter and amend (whether or not such alteration or amendment is substantial) a retirement plan or plans without the prior to subsequent approval of the stockholders, it being the intention of this Article to grant to the Board of Directors the full authority which may be granted under Section
27.4 and 27.7 of the Banking Act of 1948, or any successor provision thereto.

                  Tenth. The period of the duration of the bank shall be perpetual, subject to liquidation and dissolution as provided by law.

                  Eleventh. The sole shareholder of the Bank shall have the power at any time, at a regular or special meeting of the shareholders or by consent of shareholder in lieu of a shareholder meeting, to remove one or more Directors of the Bank, with or without cause.

                      EXHIBIT 4 TO FORM T-1 OF SUMMIT BANK

                                Restated 7/20/94
                           As amended through 1/17/96

                                     BY-LAWS
                                       OF
                                   SUMMIT BANK

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

                  1. The annual meeting of stockholders shall be held at a date and hour fixed by the Board of Directors not later than April 29 of each year. Not less than ten (10) days prior to such date, notice of the annual meeting shall be published once in a newspaper published and circulated in the municipality in which the Bank maintains its principal office. At such annual meeting, directors shall be elected and such other business may be transacted as may properly be brought before a meeting of the stockholders, except that no business other than the election of directors or the amendment or repeal of By-laws shall be transacted at such meeting, unless notice of such other business shall have been given as provided in Section 4 of this Article. [N.J.S.A. 17:9A-79]

                  2. Special meetings of the stockholders may be called at any time, by the Chairman of the Board, the Vice Chairman, the President, or five
(5) members of the Board of Directors, or the holders of not less than one-tenth of all voting shares outstanding. Notice of such meeting shall specify a meeting date and time not more than sixty (60) days after a request is made for a special meeting in writing. [80]

                  3. Any meeting of stockholders may be at the principal office of the Bank, or at any branch office, or at any other place designated by the Board of Directors in a municipality in which the Bank maintains its principal office or a branch office. [83]

                  4. Notice of all meetings of stockholders shall be given not less than ten (10) nor more than sixty (60) days prior to the meeting, by mail, postage prepaid, addressed to each stockholder at the stockholder's address as it appears on the books of the Bank. The notice shall specify the place, day and hour of the meeting, and the nature of the business to be transacted. It shall not be necessary to give notice of adjourned meetings. [81]

                  5. In advance of the annual meeting of stockholders, the Board of Directors shall appoint one judge, or three judges, who shall serve as judges of election. The judges, who may not be members of the Board of Directors, shall, before entering upon the discharge of their duties, take an oath to execute the duties of judges of election at such meeting impartially and in good faith. If a judge or judges appointed to act at any meeting shall not be present or shall fail to act, the chairman of the meeting shall make an appointment to fill any vacancy. [92]

                  6. No person shall be elected a director at any meeting of which such person served as a judge and such person may not be appointed a director by the Board of Directors within twelve months next succeeding. [92]

                  7. At all meetings of stockholders, the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business. Unless otherwise provided by law, the acts of the holders of a majority of the shares represented at any meeting at which a quorum is present shall be the acts of the stockholders. If a quorum is not present at a meeting, a majority of the stockholders present in person or by proxy may adjourn the meeting to a fixed time and place and it shall not be necessary to give any notice of the adjourned meeting. [83,91]

                  8. A stockholder may vote at all meetings either in person or by proxy. Each proxy shall be executed in writing and filed with the Secretary of the Bank. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of its execution. [90]

                  9. The Chairman of the Board of Directors and, in the Chairman's absence, the President, and in the absence of both, the Vice Chairman, shall preside at all meetings of stockholders and the Secretary shall take the minutes. If neither the Chairman nor the President, nor the Vice Chairman is present at any meeting of the stockholders, the stockholders may elect a person to preside at such meeting. If the Secretary is not present at such a meeting, the presiding officer shall designate a person to act in place of the Secretary. [93]

                  10. Each share of common stock entitles the registered holder thereof to one vote with respect to each matter presented at a stockholders meeting and one vote for each director to be elected. The Secretary shall certify a complete list of stockholders entitled to vote and produce it at the meeting, as required by law. [84]

                  11. The stockholders may act without a meeting if all stockholders consent thereto in writing and such written consents are filed with the minutes of proceedings of stockholders. [79.1]

                                   ARTICLE II

                                    DIRECTORS

                  1. The business of Summit Bank shall be directed by a Board of not less than five (5) nor more than twenty-five (25) directors, as shall from time to time be fixed by the Board of Directors. Directors shall be elected by ballot of the stockholders at each annual meeting. The persons receiving the greatest number of votes shall be directors. Vacancies on the Board of Directors created by death, resignation, an increase in the number of directors by not more than two (2) between annual meetings, or other reasons may be filled by the Board of Directors or the stockholders within statutory limits. [101,102]

                  2. A Director elected at an annual meeting of the stockholders shall hold office from the time when a majority of all directors elected at such meeting shall have qualified, until the time when a majority of the directors elected at the next annual meeting shall have qualified. A director otherwise elected or appointed shall hold office from the time when such director shall have qualified until the time when a majority of the directors elected at the next annual meeting shall have qualified, unless removed pursuant to the Certificate of Incorporation or removed or disqualified as provided by law or these By-laws:

                           (a) No person who shall have attained age 70 shall be
                  eligible to be elected or re-elected a director unless such person is a director of UJB Financial Corp.

                           (b) Should any director  retire from such  director's
                  principal occupation or business and withdraw from participation in community affairs in the Bank's market area, then such director shall resign, subject to acceptance by the Board of Directors, and the vacancy may be filled as provided herein.

                  Exceptions to these qualifications may be made by vote of a majority of the whole Board of Directors. [102,104]

                  3. Each director shall, following such director's election or appointment and before assumption of any duties, own in good faith and hold in such director's own name not less than five hundred dollars par value unpledged shares of the capital stock of the Bank or not less than five hundred dollars par value unpledged shares of UJB Financial Corp. stock. [103]

                  4. Each director shall, following such director's election or appointment and before assumption of such director's duties as a director, take the oath prescribed by law which shall be filed with the Department of Banking. [103]

                  5. The Board of Directors may appoint one or more Associate Boards of Directors, who shall act in an advisory capacity only, and who shall have no power to bind the Bank by their action. The provisions of Sections 2 (a) and (b) of this Article shall apply to Associate Directors.

                  6. The Board of Directors shall hold regular meetings for the transaction of business on such dates and at such place and such hour as it may from time to time elect, and should that day fall upon a holiday, the regular meeting shall be held the following day or on such day as the directors may decide. The Board may also hold special meetings upon call of the Chairman of the Board of Directors, the President, the Vice Chairman, or upon a call to be issued by the Secretary upon written request from any three (3) or more members of the Board of Directors. Notices of special meetings shall be mailed to each director, addressed to the director's residence or usual place of business, not later than three days before the day on which the meeting is to be held, or shall be sent to the director at such place by telegraph, or be delivered personally or by courier, telephone or facsimile, not later than twelve hours before the time and day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice, of such meeting, although in the ordinary course of events the purpose of the meeting will be indicated in the notice. Unless limited by law, the Certificate of Incorporation, the By-laws or by the terms of the notice thereof, any and all business may be transacted at any special meeting. When there shall be no quorum at a regular or special meeting, the members present may adjourn from time to time by a vote of the majority of the members present, but no business except adjournment shall be transacted in the absence of a quorum. It shall not be necessary to give notice of adjourned meetings.

                  7.  A  majority  of  all  directors   shall  be  necessary  to
constitute a quorum for the transaction of business. [105]

                  8. (a) The Board of Directors  shall cause an  examination  of the Bank to be made from time to time by or under the supervision of a person who is not a director, officer or employee of the Bank and who is a public accountant, or such other persons whose qualifications for making such examination have been approved by the Commissioner of Banking. The scope of such examination shall be determined by regulations of the Commissioner or in the absence of such regulations by the Board of Directors of the Bank.

                     (b) Each examination shall, pursuant to Section 8(a) of this Article, be commenced not later than six (6) and not more than fifteen (15) months following the commencement of the next preceding examination, made pursuant to Section 8(a) of this Article, but no such examination shall be commenced at any time when an examination, pursuant to Section 260 of "An Act Concerning Banking and Banking Institutions (Revision of 1948)" of the State of New Jersey and amendments and supplements thereto (hereafter "the Banking Act"), is being made.

                     (c) The Board of Directors of the Bank may, whenever it shall deem it advisable, cause an examination of the Bank to be made other than as required by this Section. [253]

                  9. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if, prior to or subsequent to that action, all members of the Board or of the committee, as the case may be, consent thereto in writing and those written consents are filed with the minutes of the proceedings of the Board or committee. [105]

                  10. Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other. [105]

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

                  1. The Board of Directors may appoint an Executive Committee from among the directors. If there is no Executive Committee separately appointed, the director members of the Loan Committee shall constitute the Executive Committee. This Committee shall have the powers prescribed in the Banking Act. The Executive Committee shall have not less than five (5) members and a majority shall constitute a quorum. The Executive Committee shall have power to act on behalf of the Board of Directors, except as limited by law, between the regular meetings of the Board. [108][Amended 1/17/96]

                  2. The Board of Directors may from time to time appoint a Trust Committee. The Trust Committee shall consist of not less than five (5) members. Not less than a majority of the members shall be directors of the Bank and any or all of the remaining members may be directors or officers of the Bank who are not directors. Subject to the provisions of the Banking Act, the Trust Committee may exercise all the powers of the Board of Directors with respect to fiduciary or agency matters as therein set forth and/or as authorized by any other provisions of law or governmental or regulatory entities. [109]

                  3. The Board of Directors may appoint, from time to time, other committees of one or more persons, for such purposes and with such powers as the Board may determine. No such other committee shall be empowered to do any act for the Bank without approval of such act by the Board of Directors. [110]

                  4. Each committee shall present the minutes of each meeting to the Board at its next regular meeting unless such meeting follows within two (2) days of such Board meeting, in which case such minutes may be presented at the second meeting of the Board following such committee meeting. [108, 109]

                                   ARTICLE IV

                                    OFFICERS

                  1. (a) The directors at their first meeting following the annual meeting of the stockholders shall elect a Chairman of the Board of Directors and a President, who may be the same person. They shall also elect at such meeting a Secretary and Treasurer, who need not be directors. Other officers, including Vice Presidents, who need not be directors, may from time to time be elected or appointed by the Board of Directors. [107,111]

                     (b) The Board of Directors may designate either the Chairman of the Board or the President to act as Chief Executive Officer of the Bank.

                     (c) If the Chairman of the Board shall be designated as Chief Executive Officer of the Bank and shall be prevented from assuming such duties by reason of absence or disability, the President shall act as such Chief Executive Officer during the period of such absence or disability, unless the Board of Directors shall otherwise determine.

                     (d) The Board of Directors may also elect one or more Vice Chairmen of the Board. If so designated by the Board of Directors, the Vice Chairman may be an executive officer and shall have such duties as are prescribed by the Board of Directors. The Vice Chairman shall, in the absence or disability of the Chairman of the Board and President, act as Chief Executive Officer and preside at meetings in the Chief Executive Officer's place, unless the Board of Directors shall otherwise determine. If there is more than one Vice Chairman present, such powers and duties shall devolve upon the one first appointed to that office.

                     (e) The Board of Directors may elect one or more persons to the office of Director Emeritus. A director who retires from the Board of Directors by reason of having reached the mandatory retirement age shall be eligible to be a Director Emeritus. Such Director Emeritus shall have the right to attend and participate in meetings of the Board of Directors, without voting rights, and to be appointed to committees of the Board of Directors, other than the Executive Committee. A Director Emeritus shall not receive a salary, but shall receive reasonable compensation, as fixed by the Board, for attendance at meetings of the Board of Directors and of committees of which such person is a member.

                  2. The Board of Directors shall also appoint an officer who shall be designated as the Manager of the Investment Management Division, who shall be the person responsible for the management of the Bank's fiduciary functions and such assistants to the aforesaid officer or other officers, employees or agents as it may deem advisable.

                  3. All of the officers of the Bank shall be subject to the control and direction of the Board of Directors or between meetings of the Board, of the Executive Committee and the Chief Executive Officer, and shall hold office at the pleasure of the Board of Directors until the first meeting of the Board of Directors following the annual meeting of stockholders. [112]

                  4. The Board of Directors shall fix and control the salary or compensation of all officers and employees of the Bank. The Board of Directors may delegate this duty to the Senior Management Committee, except that it shall not delegate such duty regarding Senior Management Committee members' salaries.

                  5. The Chairman of the Board of Directors and, in the Chairman's absence, the President, and in both their absences, the Vice Chairman, shall preside at the meetings of the Board of Directors, the Executive Committee, and stockholders.

                  6. The officer designated by the Board as Chief Executive Officer shall exercise general supervision over the affairs and officers of the Bank and supervise the carrying out of policies adopted or approved by the Board. The Chief Executive Officer shall also have general executive powers appertaining to the chief executive officer of a corporation as well as the specific powers conferred by these By-laws and shall also have and may exercise such further powers and duties as from time to time are conferred upon or assigned to the Chief Executive Officer by the Board.

                  7. The President, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Secretary, Treasurer, other officers and all assistant officers shall perform such duties and exercise such powers as the Board of Directors or the Executive Committee may from time to time prescribe, or as may be designated to them by the Chief Executive Officer of the Bank.

                  8. The Secretary shall be Secretary of the Board of Directors and of the Bank, and shall have and may exercise any and all powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these By-laws.

                  9. In all cases where the duties of the officers, employees or agents of the Bank are not specifically prescribed by the By-laws, or by the Board of Directors, they shall obey the orders and instructions of the Chief Executive Officer who shall have power to dismiss any employee, not an officer, when the Chief Executive Officer shall deem such action to be proper, and to delegate such power.

                  10. In the absence or inability of any officer of the Bank to act, the Directors may, except as otherwise herein provided, delegate such officer's powers and assign such officer's duties to any other officer for the time being, who for such time shall be the acting official for the duties so designated.

                   11. In the case of death, resignation or removal from office of any officer, the Directors by a majority vote may elect or appoint a successor. [113]

                                    ARTICLE V

                                      SEAL

                   1. The Seal of the Company shall be circular in form with the words "Summit Bank" on the circumference and such other design upon the face of the Seal as the Directors may adopt. (An impression of the Seal appears in the margin hereof.) [24(1)]

                   2. The Seal shall be kept in custody of the Secretary and shall be affixed by such Secretary or by the Treasurer or by one of the Assistant Secretaries or Assistant Treasurers to all instruments in writing which require a seal.

                                   ARTICLE VI

                           CAPITAL STOCK CERTIFICATES

                   1. Shares of stock shall be transferable on the books of the Bank, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. [98]

                   2. Certificates of stock shall bear the manual or facsimile signature of the Chairman of the Board or the Vice Chairman or President, and of the Secretary, or an Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, provided that at least one signature of an officer or a transfer agent or registrar shall be manual, and sealed with the seal of the Bank or a facsimile thereof. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Bank properly endorsed. Shares of the capital stock of the Bank shall be personal property and shall be held and transferred as provided in the Uniform Commercial Code. [98]

                                   ARTICLE VII

             CONVEYANCES, FIDUCIARY AGREEMENTS AND OTHER CONTRACTS,
                          SHARES OF OTHER CORPORATIONS

                   1. All deeds, mortgages, leases, agreements, contracts and/or instruments shall be executed in the name of the Bank by the Chairman of the Board or the President or the Vice Chairman or one of the Vice Presidents, or Assistant Vice Presidents, and by the Treasurer or Secretary or Assistant Treasurer or Secretary, who shall affix thereto, when required, the seal of the Bank and attest the same, or by such other persons and in such other manner as may be specifically authorized by the Board of Directors in any particular instance. All instruments relating to fiduciary or agency matters, including but not limited to Probate of Wills, Administration of Estates, Guardianships, Trusts or Trusteeships, and other Investment Management Division Accounts may also be executed by a Trust Officer in place of the other officers enumerated above.

                   2. Subject to the limitation in this or any other section of these By-laws, the Board of Directors or the Executive Committee or the Trust Committee shall have the power to confer on any designated officer, employee or employees the right to execute instruments in the name of the Bank and to act for and sign in the name of the Bank in such matters and manners as the Board of Directors or Executive Committee or Trust Committee may from time to time by resolution determine.

                   3. The Chairman, President, Vice Chairman or the Secretary is authorized to vote, represent and exercise on behalf of the Bank, all rights, including the right to nominate directors or trustees, incident to any and all shares or membership rights of any other corporation or association or entity, including the Federal Reserve Bank, Federal Home Loan Bank or other bank, standing in the name of the Bank. The authority herein granted to said officer to vote or represent on behalf of the Bank any and all shares held by the Bank in any other corporation or association or entity, including the Federal Reserve Bank, Federal Home Loan Bank or other bank, may be exercised either by said officer in person or by written consent or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution the person to vote or represent said shares of other corporations. [Amended 7/19/95]

                                  ARTICLE VIII

                           CHECKS, NOTES, DRAFTS, ETC.

                   1. All checks, certificates of deposit, notes and other instruments made or issued by the Bank will be signed in its name by an officer. However, Treasurer's checks issued by the Bank or checks certified by the Bank may be signed by authorized employees. Authorized employees shall be designated by the Chief Executive Officer, or the Chairman or the President or the Vice Chairman or a Senior Executive Vice President, an Executive Vice President or a Senior Vice President or the Treasurer.

                   2. Checks, drafts, notes and other negotiable instruments received by the Bank may be endorsed for collection in its name or its behalf by any officer, or at the direction of any officer.

                   3. No officer or agent of the Bank shall have the power to endorse in its name or its behalf any checks, drafts, bills of exchange, notes or other written instruments for the payment of money except for the purpose of collection.

                                   ARTICLE IX

                                   MINUTE BOOK

                   1. The Certificate of Incorporation and the By-laws of this Bank and all amendments thereto, the returns of the Judges of the Elections, the proceedings of all regular and special meetings of the Directors, and of the stockholders shall be recorded in the Minute Book; the minutes of each meeting of the Board shall be signed by the person presiding thereat and attested by the Secretary or an Assistant Secretary. [97]

                                    ARTICLE X

                                 INDEMNIFICATION

                  Each person who was or is a party and each person who is threatened to be or is made a party to any threatened, pending or completed, action, suit or proceeding, whether civil, criminal, administrative, investigative, or arbitrative, by reason of the fact such person is, or was, a director, officer or employee of the Bank or of any constituent banking institution or corporation absorbed by the Bank in a consolidation or merger or created by or owned by the Bank or is or was serving at the request of the Bank or of any constituent banking institution or corporation as a director, officer, trustee, agent or employee of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, shall be indemnified and reimbursed by the Bank for liabilities (including amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (including reasonable costs, disbursements and counsel fees) to the fullest extent permitted by the laws of the State of New Jersey as in effect at the time of such indemnification. The foregoing right of indemnification shall inure to the benefit of the heirs, executors and administrators of each person, shall not be exclusive of any other rights or indemnification to which any director, officer, employee or other person may be entitled in any capacity as a matter of law or under any insurance policy, or otherwise; and shall continue as to each such person who has ceased to be a director, officer or employee.

                  This By-law shall be implemented and construed to provide any director, officer or other person described above who is found to have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Bank the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law, provided, however, that advancement of counsel fees will be made only when the Board of Directors or an officer authorized by the Board determines that arrangements for counsel are satisfactory to the Bank. [250]

                                   ARTICLE XI

                         INVESTMENT MANAGEMENT DIVISION

                   1. There shall be a Division of the Bank known as the Investment Management Division which shall perform the fiduciary and agency responsibilities of the Bank.

                   2. The officer of the Bank designated as the executive officer responsible for fiduciary matters shall be the Manager of the Investment Management Division. Such officer shall have the authority and responsibility to manage, supervise, direct and assign all the activities and duties of the Investment Management Division and shall do or cause to be done all things necessary or proper in carrying on the business of said Division including the exercise of all powers delegable or assignable by the Board of Directors or by the Trust Committee relating to fiduciary or agency matters in accordance with all provisions of law and applicable regulations.

                   3.  The   Investment   Management   Division  shall  maintain
appropriate files containing all fiduciary and agency records necessary to assure that its responsibilities have been properly undertaken and discharged.

                                   ARTICLE XII

                                    DIVIDENDS

                   Subject to the limitations prescribed by law, the Board of Directors may declare a dividend on the shares of the Bank of so much of the profits as shall appear advisable to the Board, making the same payable at a time in its discretion, and in accordance with applicable law. [52]

                                  ARTICLE XIII

                             BY-LAWS AND AMENDMENTS

                  The stockholders of the Bank shall have the power to alter or repeal these By-laws as set forth herein. The Board of Directors may alter or repeal these By-laws in accordance with the Banking Act. [77]

                  These By-laws shall not be altered or repealed by the stockholders except at an annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the capital stock of the Bank entitled to vote at such meeting.

                  The By-laws shall not be altered or repealed by the Board of Directors except by affirmative vote of the majority of the whole Board at any regular or special meeting of the Board of Directors, and unless at least two
(2) days prior written notice of the intended action shall have been given to the directors. Such notice may be waived by a director at or prior to the meeting. [76,77,78]

                                   ARTICLE XIV

                                WAIVER OF NOTICE

                  Any notice required by these By-laws, by the Certificate of Incorporation, or by law may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or stockholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

                                   ARTICLE XV

                 PROGRAM FOR EMERGENCY OPERATIONS AND CONTINUITY
                 OF MANAGEMENT AND ALTERNATE HEADQUARTERS IN THE
                               EVENT OF EMERGENCY

                  1. In the event of an emergency declared by the President of the United States or the person performing the President's functions, the officers and employees of the Bank will continue to conduct the affairs of the Bank under such guidance from the directors as may be available and subject to conformance with any governmental directives during the emergency.

                  2. The Board of Directors shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer's powers and duties to any other officer, or to any director, for the time being.

                  3. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Bank by its directors and officers as contemplated by these By-laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Bank; and in addition, such committee shall be empowered to exercise all of the powers reserved to the Trust Committee under the By-laws. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Bank in accordance with the foregoing provisions of this Section. This By-law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any provisions of these By-laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Bank to resume the conduct and management of its affairs and business under all of the other provisions of these By-laws.

                  4. In the event of any emergency, as described in Section 1 of this Article, the offices of the Bank at which its business shall be conducted shall be the head office located at 210 Main Street, Hackensack, New Jersey, and the branches at that time owned or leased and operated by the Bank, and any other legally authorized location which may be leased or acquired by the Bank to carry on its business. During an emergency resulting in any authorized place of business of the Bank being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the Board of Directors or by the Executive Committee or by such persons as are then, in accordance with these By-laws and with resolutions adopted from time to time by the Board of Directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this Bank. Any temporarily relocated place of business shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued. [23,52]

                      EXHIBIT 6 TO FORM T-1 OF SUMMIT BANK

                               CONSENT OF TRUSTEE


         Summit Bank, as trustee (the "Trustee") under an indenture to be entered into between itself and Hubco, Inc., hereby consents, pursuant to
Section 321(b) of the Trust Indenture Act of 1939, as amended, to the furnishing by Federal, State, Territorial or District Authorities to the Securities and Exchange Commission of all reports, records or other information relating thereto.


                                                 SUMMIT BANK



                                                 By:/s/ DONNA J. FLANAGAN
                                                 Donna J. Flanagan
                                                 Vice President

Dated:  October 4, 1996